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                                                                      EXHIBIT 11



                            FUQUA ENTERPRISES, INC.
                 STATEMENT OF COMPUTATON OF EARNINGS PER SHARE
                               SEPTEMBER 30, 1996

PRIMARY EARNINGS PER SHARE:


TREASURY STOCK METHOD:

                                NUMBER OF
                                 TRADING                  TOTAL               TOTAL
MONTH                             DAYS                     HIGH                LOW
----------------------------------------------------------------------------------------------------------
July                                22               $   594.500          $   590.000
August                              22                   523.125              520.500
September                           20                   474.750              473.500
                                    --               -----------          -----------
                                    64               $ 1,592.375          $ 1,584.000           $3,176.375
                                    ==               ===========          ===========           ==========

AVERAGE:  $3,176.375 divided by 64 divided by 2 = $24.815
===========================================================================================================

OPTIONS                                                                       OPTION
OUTSTANDING                      SHARES                   PRICE             EXTENSION
-----------------------------------------------------------------------------------------------------------
                                 5,000                  $  9.500          $    47,500
                               121,000                    20.250            2,450,250
                                25,000                    20.375              509,375
                                 5,000                    21.000              105,000
                                15,000                    20.625              309,375
                                 4,000                    18.625               74,500
                               150,000                    20.500            3,075,000
                               100,000                    18.375            1,837,500
                                25,000                    24.000              600,000
                               -------                                    -----------
Total                          450,000                                    $ 9,008,500
                               =======                                    ===========
-----------------------------------------------------------------------------------------------------------

Average Price (above)                                                       $  24,815
                                                                            ---------
Total Option Extension Divided by Average Price                               363,020
Options Outstanding                                                           450,000
                                                                            ---------
Common Stock Equivalents                                                       86,980
Average Shares Outstanding (see page 2)                                     4,478,847
                                                                            ---------
Use for Primary Earnings Per Share 3rd Quarter                              4,565,827
                                                                            ---------
Use for Primary Earnings Per Share 2nd Quarter                              4,603,552
                                                                            ---------
Use for Primary Earnings Per Share 1st Quarter                              4,499,711
                                                                            ---------
Use for 1st nine months of 1996 (Average)                                   4,556,363
                                                                            ---------

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

                                  -continued-





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FULLY DILUTED EARNINGS PER SHARE:

AVERAGE NUMBER OF SHARES OUTSTANDING:

BEGINNING                      ENDING                 NUMBER                  SHARES
DATE                            DATE                  OF DAYS               OUTSTANDING           EXTENSION
-----------------------------------------------------------------------------------------------------------
7-01-96                       7-31-96                   31                   4,478,847           138,844,257
8-01-96                       8-31-96                   31                   4,478,847           138,844,257
9-01-96                       9-30-96                   30                   4,478,847           134,365,410
                                                        --                                       -----------
                                                        92                                       412,053,924
                                                        ==                                       ===========

Average Number of Shares Outstanding:
Third Quarter (Extension Divided by Number of Days)                          4,478,847

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

                                                                                 FIRST
                                                                               QUARTER
                                                                               -------
Closing Price - 9-30-96                                                      $  23.625
                                                                             ---------

Total Option Extension (from page 1) Divided by Closing Price                  381,312
Options Outstanding                                                            450,000
                                                                             ---------
Common Stock Equivalents                                                        68,688
Average Shares Outstanding (from above)                                      4,478,847
                                                                             ---------
Fully Diluted Shares                                                         4,547,535
Less Primary Shares (from page 1)                                            4,565,827
                                                                             ---------
Additional Shares                                                              (18,292)
                                                                             ---------



(Note: Anti-dilutive; no fully diluted presentation required.)
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







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